                                                                    Exhibit 4.15

================================================================================









                      SERIES H CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


                                      among


                               ADOLOR CORPORATION


                                       and


                       THE PURCHASERS NAMED IN SCHEDULE I




                            Dated as of July 6, 2000












================================================================================

                                TABLE OF CONTENTS

ARTICLE I THE PREFERRED SHARES.................................................1
   SECTION 1.01       Issuance, Sale and Delivery of the Preferred Shares......1
   SECTION 1.02       Initial Closing..........................................1
   SECTION 1.03       Additional Closing.......................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................2
   SECTION 2.01       Organization, Qualifications and Corporate Power.........2
   SECTION 2.02       Authorization of Agreements, Etc.........................3
   SECTION 2.03       Validity.................................................3
   SECTION 2.04       Authorized Capital Stock.................................3
   SECTION 2.05       Financial Statements.....................................4
   SECTION 2.06       Events Subsequent to the Date of the Balance Sheet.......5
   SECTION 2.07       Litigation; Compliance with Law..........................5
   SECTION 2.08       Proprietary Information of Third Parties.................6
   SECTION 2.09       Patents, Trademarks, Etc.................................6
   SECTION 2.10       Title to Properties......................................7
   SECTION 2.11       Leasehold Interests......................................7
   SECTION 2.12       Insurance................................................8
   SECTION 2.13       Taxes....................................................8
   SECTION 2.14       Other Agreements.........................................8
   SECTION 2.15       Significant Customers and Suppliers.....................10
   SECTION 2.16       Governmental Approvals..................................10
   SECTION 2.17       Disclosure..............................................10
   SECTION 2.18       Offering of the Preferred Shares........................11
   SECTION 2.19       Brokers.................................................11
   SECTION 2.20       Officers................................................11
   SECTION 2.21       Transactions With Affiliates............................11
   SECTION 2.22       Employees...............................................11
   SECTION 2.23       Environmental Protection................................12
   SECTION 2.24       ERISA...................................................12
   SECTION 2.25       Real Property Holding Corporation.......................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................14

ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS....................15

ARTICLE V COVENANTS OF THE COMPANY............................................16
   SECTION 5.01       Financial Statements, Reports, Etc......................16
   SECTION 5.02       Right of First Refusal..................................17
   SECTION 5.03       Reserve for Conversion Shares...........................19
   SECTION 5.04       Corporate Existence.....................................19
   SECTION 5.05       Properties, Business, Insurance.........................19
   SECTION 5.06       Inspection, Consultation and Advice.....................20
   SECTION 5.07       Restrictive Agreements Prohibited.......................20
   SECTION 5.08       Transactions with Affiliates............................20
   SECTION 5.09       Use of Proceeds.........................................20
   SECTION 5.10       By-laws.................................................20
   SECTION 5.11       Performance of Contracts................................21
   SECTION 5.12       Vesting of Reserved Employee Shares.....................21
   SECTION 5.13       Employee Nondisclosure and Developments Agreements......21
   SECTION 5.14       Compliance with Laws....................................21
   SECTION 5.15       Keeping of Records and Books of Account.................21

   SECTION 5.16       Rule 144A Information...................................21
   SECTION 5.17       Rule 144A Information...................................22
   SECTION 5.18       Observation Rights......................................22

ARTICLE VI MISCELLANEOUS......................................................22
   SECTION 6.01       Expenses................................................22
   SECTION 6.02       Survival of Agreements..................................22
   SECTION 6.03       Brokerage...............................................23
   SECTION 6.04       Parties in Interest.....................................23
   SECTION 6.05       Notices.................................................23
   SECTION 6.06       Governing Law...........................................23
   SECTION 6.07       Entire Agreement........................................23
   SECTION 6.08       Counterparts............................................23
   SECTION 6.09       Amendments..............................................24
   SECTION 6.10       Severability............................................24
   SECTION 6.11       Titles and Subtitles....................................24
   SECTION 6.12       Certain Defined Terms...................................24
   SECTION 6.13       Prior Agreements........................................24

                                                                            Page

INDEX TO SCHEDULES

SCHEDULE I        Purchasers
SCHEDULE II       Disclosure Schedule
SCHEDULE III      Security Holders
SCHEDULE IV(A)
     AND IV(B)    Agreements
SCHEDULE V        Definition of "qualified institutional buyer"


INDEX TO EXHIBITS

EXHIBIT A         Form of Amendment No. 6 to Registration Rights Agreement
EXHIBIT B         Amended and Restated Certificate of Incorporation
EXHIBIT C         Form of Employee Nondisclosure and Developments
                   Agreement

     SERIES H CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of July 6, 2000 among Adolor Corporation, a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 23,921,569 (the "Preferred Shares") of the authorized but unissued Series H Convertible Preferred Stock, $.01 par value, of the Company (the "Series H Convertible Preferred Stock"); and

     WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                              THE PREFERRED SHARES

     SECTION 1.01 Issuance, Sale and Delivery of the Preferred Shares. The
                  ---------------------------------------------------
Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

     SECTION 1.02 Initial Closing. The initial closing shall take place at the
                  ---------------
offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, at 10:00 a.m., Philadelphia time, on July 6, 2000, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by such Purchaser at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on
Schedule I, (ii) transfer such sum to the account of the Company by wire transfer, or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments.

         SECTION 1.03 Additional Closing. After the Closing Date and on or prior
                      ------------------
to July 10, 2000 the Company may hold one or more additional closings (each an "Additional Closing," and collectively the "Additional Closings") at which the Company may issue and sell up to the number of Preferred Shares equal to the difference between 23,921,569 and the aggregate number of Preferred Shares previously sold on the Closing Date and, as applicable, on the date of any prior Additional Closing. The sale of Preferred Shares pursuant to this Section 1.03 shall be on the same terms and conditions (including price) as the sale of the Preferred Shares pursuant to Section 1.02 hereof and shall be effected by the execution by any investor of a counterpart signature page to this Agreement. Upon such execution: (i) each such investor shall be deemed to be a Purchaser for all purposes of this Agreement and Schedule I shall be amended to include such Purchaser; and (ii) each such Additional Closing shall be deemed to be a Closing hereunder and the date of each such Additional Closing shall be a "Closing Date" hereunder. If necessary, the Company shall provide an updated Disclosure Schedule to Purchasers purchasing in any Additional Closing.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Purchaser that, as of each Closing Date on which such Purchaser purchases Preferred Shares hereunder, except as set forth in the Disclosure Schedule attached as Schedule II, as may be updated in writing prior to any Additional Closing hereunder, (which Disclosure Schedule, (as updated, if applicable), makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         SECTION 2.01  Organization, Qualifications and Corporate Power.
                       ------------------------------------------------

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and corporate authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and Amendment No. 6 to that certain Registration Rights Agreement by and among the Company and the Purchasers named therein dated as of November 7, 1994 and as amended by Amendment No. 1 to Registration Rights Agreement dated as of February 27, 1996, Amendment No. 2 to Registration Rights Agreement dated as of May 1, 1997, Amendment No. 3 to the Registration Rights Agreement dated as of December 8, 1998, Amendment No. 4 to the Registration Rights Agreement dated as of July 22, 1999 and Amendment No. 5 to the Registration Rights Agreement dated as of January 10, 2000 (as amended, the "Original Registration Rights Agreement") in the form attached as Exhibit A (the "Registration Rights Agreement Amendment"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $.0001 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares"). The Original Registration Rights Agreement as amended by the Registration Rights Agreement Amendment is sometimes referred to herein as the "Registration Rights Agreement".

     (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.02 Authorization of Agreements, Etc.
                  --------------------------------

     (a) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement Amendment, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares (as defined in Section 5.03) have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series H Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered
                  --------
by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement Amendment, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION 2.04 Authorized Capital Stock. The authorized capital stock of the
                  ------------------------
Company consists of (i) 94,100,667 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 6,000,000 shares have been designated as Series A Convertible Preferred Stock, 23,107,145 have been designated as Series B Convertible Preferred Stock, 13,814,286 shares have been designated as Series C Convertible Preferred Stock, 960,000 shares have been designated as Series D Convertible Preferred Stock, 11,366,667 shares have been designated as Series E Convertible Preferred Stock, 2,625,000 shares have been designated as Series F Convertible Preferred Stock, 12,306,000 shares have been designated as Series G Convertible Preferred Stock and 23,921,569 shares have been designated as Series H Convertible Preferred Stock and (ii) 121,987,903 shares of Common Stock. Immediately prior to the Closing, 10,137,236 shares of Common Stock, 6,000,000 shares of Series A Convertible Preferred Stock, 23,107,145 shares of Series B Convertible Preferred Stock, 13,814,286 shares of Series C Convertible Preferred Stock, 960,000 shares of Series D Convertible Preferred Stock, 11,366,667 shares of Series E Convertible Preferred Stock, 2,625,000 shares of Series F Convertible Preferred Stock and 12,306,000 shares of Series G Convertible Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and no shares of Series H Convertible Preferred Stock will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III.
                                                                 ------------
The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit B and all such designations, powers, preferences, rights,
---------
qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
Schedule III, (i) no person owns of record or is known to the Company to own
------------
beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding that has been issued by the Company, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule III, the Company has no
                                               ------------
obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the attached Schedule III and except for those Management Rights letter agreements (the "Prior Management Rights Agreements") between the Company and certain of the Series A Purchasers, the Series B Purchasers and the Series C Purchasers (as such terms are defined in Section 6.13 hereof), to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.05 Financial Statements. The Company has furnished to the
                  --------------------
Purchasers the audited consolidated balance sheet of the Company as of December 31, 1999 and the unaudited consolidated balance sheet of the Company as of April 30, 2000 (the latter of which is herein referred to as the "Balance Sheet"), and the related audited consolidated statements of income and cash flows of the Company for the twelve months ended December 31, 1999 and the unaudited consolidated statements of income and cash flows for the Company for the four months ended April 30, 2000. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that the unaudited financial statements do not contain all of the required footnotes) and fairly present in all material respects the consolidated financial position of the Company as of December 31, 1999 and April 30, 2000, respectively, and the consolidated results of its operations and cash flows for the twelve months ended December 31, 1999 and the four months ended April 30, 2000 respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 2.06 Events Subsequent to the Date of the Balance Sheet. Since the
                  --------------------------------------------------
date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, except pursuant to the exercise of stock options outstanding as of the date of the Balance Sheet, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim,
(vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.07 Litigation; Compliance with Law. There is no (i) action, suit,
                  -------------------------------
claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit). The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where any instance or instances of noncompliance do not, individually or in the aggregate, have a material adverse effect on the Company's business, prospects, financial condition, operations, property or affairs. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     SECTION 2.08 Proprietary Information of Third Parties. To the best of the
                  ----------------------------------------
Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the best of the Company's knowledge, no third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.09 Patents, Trademarks, Etc.. Set forth in Schedule II is a list
                  -------------------------               -----------
and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the

Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and the Company reasonably believes that there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company reasonably believes that there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule II has been cited to the United
                                       -----------
States Patent and Trademark Office. To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 2.10 Title to Properties. The Company has good, clear and
                  -------------------
marketable title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, including without limitation, the ability of the Company to secure financing using such properties and assets as collateral. To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's and its subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

     SECTION 2.11 Leasehold Interests. Each lease or agreement to which the
                  -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 2.12 Insurance. The Company holds valid policies covering all of
                  ---------
the insurance required to be maintained by it under Section 5.05.

     SECTION 2.13 Taxes. The Company has filed all tax returns, Federal, state,
                  -----
county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

     SECTION 2.14 Other Agreements. Except as set forth in the attached Schedule
                  ----------------                                      --------
IV(A), (which Schedule IV(A) may be updated in writing prior to any Additional
-----         --------------
Closing hereunder) as of each Closing Date hereunder, the Company reasonably believes after due investigation that it is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule IV(B), the Company is not a party
                                    --------------
to or otherwise bound by any written or oral:

          (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for agreements which, in the aggregate, are not material to the business of the Company);

          (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form agreements;

          (c) agreement with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

          (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

          (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

          (f) agreement for the employment of any officer, employee or other person on a full-time or consulting basis which is not terminable by the Company at will without liability to the Company, except pursuant to severance and accrued vacation pay policies applicable to all employees of the Company;

          (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

          (h) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (i) guaranty of any obligation for borrowed money or otherwise;

          (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company (other than this Agreement, the Registration Rights Agreement Amendment, and the Prior Management Rights Agreements), the Series A Agreement (as defined in section 6.13 hereof), the Series B Agreement (as defined in Section 6.13 hereof), the Series C Agreement (as defined in Section 6.13 hereof), the Stock Purchase Agreement, dated as of November 5, 1997, between the Company and Kwang Dong Pharmaceutical Company (the "Series D Agreement"), the Series E Agreement (as defined in Section 6.13 hereof), the Series F Agreement (as defined in Section 6.13 hereof) and the Series G Agreement (as defined in Section 6.13 hereof);

          (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

          (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities other than pursuant to its Charter as in effect on any Closing Date hereunder;

          (m) assignment, license or other agreement with respect to any form of intangible property;

          (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

          (o) agreement under which it has limited or restricted its right to compete with any person in any respect; and

          (p) other agreement or group of related agreements with the same party involving more than $40,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business.

The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

     SECTION 2.15 Significant Customers and Suppliers. No customer or supplier,
                  -----------------------------------
or group of two or more thereof (whether or not affiliated) which was material to the Company, individually or in the aggregate, during the period covered by the financial statements referred to in Section 2.05 or which has been material to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its or their purchases from or provision of products or services to the Company, as the case may be.

     SECTION 2.16 Governmental Approvals. Subject to the accuracy of the
                  ----------------------
representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement Amendment, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Securities and Exchange Commission (the "Commission") and filings pursuant to state securities laws.

     SECTION 2.17 Disclosure. Neither this Agreement, nor any Schedule or
                  ----------
Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

     SECTION 2.18 Offering of the Preferred Shares. Neither the Company nor any
                  --------------------------------
person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

     SECTION 2.19 Brokers. The Company has no contract, arrangement or
                  -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.20 Officers. Set forth in Schedule II is a list of the names of
                  --------               -----------
the officers of the Company, together with the title or job classification of each such person and the total cash compensation anticipated to be paid to each such person by the Company in 2000.

     SECTION 2.21 Transactions With Affiliates. Other than purchases of
                  ----------------------------
Preferred Shares hereunder and under the Series A Agreement, Series B Agreement, Series C Agreement, Series E Agreement, Series F Agreement and Series G Agreement (as such terms are defined in Section 6.13 hereof) and under the Series D Agreement and except as set forth on Schedule III and Schedule IV(B)
                                              ------------     --------------
hereof, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

     SECTION 2.22 Employees. Each of the officers of the Company, each key
                  ---------
employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an Employee Nondisclosure and Developments Agreement substantially in the form of Exhibit C, and such
                                                        ---------
agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     SECTION 2.23 Environmental Protection. The Company has not caused or
                  ------------------------
allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company, the operation of its business, and to the Company's knowledge, any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in material compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the Company's business operations conducted thereon, and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

     SECTION 2.24 ERISA.
                  -----

     (a) Schedule II lists each employee plan that covers any employee of the
         -----------
Company (each, an "Employee Plan" and collectively, the "Employee Plans"), copies or descriptions of all of which have previously been made available or furnished to the Purchasers. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan.

     (b) Schedule II also includes a list of each benefit arrangement of the
         -----------
Company (each, a "Benefit Arrangement" and collectively, the "Benefit Arrangements"), copies or descriptions of all of which have been made available or furnished previously to the Purchasers.

     (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

     (d) None of the Employee Plans or other arrangements listed on Schedule II
                                                                    -----------
covers any non-United States employee or former employee of the Company.

     (e) No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan.

     (f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

     (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

     (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Balance Sheet. Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

     (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (k) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

     (l) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     (m) The Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

     SECTION 2.25 Real Property Holding Corporation. The Company is not a real
                  ---------------------------------
property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulation promulgated thereunder.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Except as previously disclosed in writing to the Company, each Purchaser severally represents and warrants to the Company that:

     (a) it is a "qualified institutional buyer" as defined under Rule 144A under the Securities Act (which definition is set forth in Schedule V attached
                                                           ----------
hereto) and was not organized for the specific purpose of acquiring the Preferred Shares;

     (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's proposed business, management and financial affairs with the Company's management;

     (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

     (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.



                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASERS

         The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) Representations and Warranties to be True and Correct. The
         -----------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Chief Financial Officer of the Company shall have certified to such effect to the Purchasers in writing.

     (b) Performance. The Company shall have performed and complied in all
         -----------
material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

     (c) All Proceedings to be Satisfactory. All corporate and other proceedings
         ----------------------------------
to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     (d) Supporting Documents. The Purchasers and their counsel shall have
         --------------------
received copies of the following documents:

          (i) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware; and

          (ii) (A) a complete copy of the By-laws of the Company as in effect on the Closing Date; and (B) a complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement Amendment, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and a secretary's certificate to the effect that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement Amendment.

          (e) Registration Rights Agreement Amendment. The Company shall have
              ---------------------------------------
     executed and delivered the Registration Rights Agreement Amendment.

          (f) Charter. The Charter shall read in its entirety as set forth in
              -------
     Exhibit B.
     ---------


         (g) Opinion of Counsel. Purchasers participating in such Closing shall
             ------------------
     have received an opinion of Dechert Price & Rhoads, dated the date of such Closing, satisfactory in form and substance to such Purchasers and Purchasers' counsel.

          (h) Fees of Purchasers' Counsel. The Company shall have paid in
              ---------------------------
     accordance with Section 6.01 the fees and disbursements of Purchasers' counsel invoiced at the Closing or any Additional Closing.

          (i) Due Diligence. The Purchasers shall have completed their business,
             -------------
     tax, accounting, regulatory, legal and other due diligence review to the reasonable satisfaction of the Purchasers.

         (j) Approvals and Consents. The Company shall have received all
             ----------------------
      governmental and regulatory approvals and consents and all other requisite third party approvals and consents which are necessary to consummate this Agreement and the transactions contemplated thereby.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with each of the Purchasers that:

     SECTION 5.01 Financial Statements, Reports, Etc.. The Company shall furnish
                  -----------------------------------
to a Purchaser (provided that such Purchaser signs a customary confidentiality agreement with the Company):

     (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

     (b) within thirty (30) days after the end of each fiscal quarter of the Company a consolidated balance sheet of the Company as of the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended, unaudited but prepared in accordance with generally accepted accounting principles;

     (c) so long such Purchaser holds not less than 100,000 Preferred Shares or Conversion Shares (or a combination of both), within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.01(c) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

     (d) at the time of delivery of each monthly statement pursuant to Section 5.01(c), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

     (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company;

     (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
Section 2.07 that could reasonably be expected to materially adversely affect the Company;

     (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

     (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as such Purchaser reasonably may request.

     SECTION 5.02 Right of First Refusal. So long as the Company has not
                  ----------------------
consummated an Initial Public Offering (as hereafter defined), the Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each

Purchaser by written notice the right, for a period of twenty (20) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers pursuant to this
Section 5.02 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule III as being outstanding on the date of this
                           ------------
Agreement, but not including those described in (F) below, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity, which such acquisition has been approved by the Board of Directors of the Company, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company or pursuant to the exercise of options to purchase Common Stock granted to or Common Stock issued to licensors or transferors of technology to the Company, not to exceed in the aggregate 17,750,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee and Technology Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid twenty (20) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. Notwithstanding the foregoing, if the Purchasers agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Purchaser accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser as of the date of the Company's notice of offer (treating such Purchaser, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Purchasers who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase and provided further that in cases covered by this sentence all Purchasers shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02. For purposes of this Section 5.02, (x) the term "Purchasers" shall include the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series E Purchasers, the Series F Purchasers, the Series G Purchasers (as such terms are defined in
Section 6.13 hereof) and Purchasers of Series H Preferred Stock holding at least 100,000 shares of Series H Preferred Stock and (y) the term "Preferred Shares" shall include the shares of Series A Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock, the shares of Series C Convertible Preferred Stock, the shares of Series E Convertible Preferred Stock, the shares of Series F Convertible Preferred Stock and the shares of Series G Convertible Preferred Stock purchased pursuant to the Series A Agreement, the Series B Agreement, the Series C Agreement, the Series E Agreement, the Series F Agreement and the Series G Agreement, respectively (as such terms are defined in Section 6.13). "Initial Public Offering" means a underwritten public offering pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $25,000,000 and a public offering price per share of not less than $2.85 per share (as adjusted for any combination, division, subdivision, stock split, reverse stock split or similar event relating to the Common Stock).

     SECTION 5.03 Reserve for Conversion Shares. The Company shall at all times
                  -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement (the "Conversion Shares"). If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     SECTION 5.04 Corporate Existence. The Company shall maintain its corporate
                  -------------------
existence, rights and franchises in full force and effect.

     SECTION 5.05 Properties, Business, Insurance. The Company shall maintain
                  -------------------------------
its properties and business with insurance from financially sound and reputable insurers against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least sixty percent (60%) of the outstanding Preferred Shares, the Company shall add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten
(10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 5.06 Inspection, Consultation and Advice. The Company shall permit
                  -----------------------------------
each Purchaser holding, in aggregate with its partners, shareholders or other affiliates, in excess of 10% of the Series H Convertible Preferred Stock and such persons as it may designate, at such Purchaser's expense, and subject to the execution of an appropriate confidentiality agreement, to visit and inspect any of the properties of the Company, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.07 Restrictive Agreements Prohibited. The Company shall not
                  ---------------------------------
become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement or the Charter.

     SECTION 5.08 Transactions with Affiliates. Except for transactions
                  ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, the Company shall not enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     SECTION 5.09 Use of Proceeds. The Company shall use the cash proceeds from
                  ---------------
the sale of the Preferred Shares for the continued development of existing product candidates, research and development of additional product candidates, manufacturing, commercialization and marketing expenditures, expansion of the Company's facilities, working capital and potential acquisitions of products, technologies or businesses and other general corporate purposes.

     SECTION 5.10 By-laws. The Company shall at all times cause its By-laws to
                  -------
provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least 25% of the outstanding shares of Series H Convertible Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series H Convertible Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

     SECTION 5.11 Performance of Contracts. The Company shall not materially
                  ------------------------
amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements without the consent of the Company's Board of Directors.

     SECTION 5.12 Vesting of Reserved Employee Shares. The Company shall not
                  -----------------------------------
grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 25% per annum from the date of such grant without the approval of the Company's Board of Directors.

     SECTION 5.13 Employee Nondisclosure and Developments Agreements. The
                  --------------------------------------------------
Company shall use its best efforts to obtain an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit C, or in such other
                                                    ---------
form as is approved by the Board of Directors, from all future officers, key employees and other employees who will have access to confidential information of the Company, upon their employment by the Company.

     SECTION 5.14 Compliance with Laws. The Company shall comply with all
                  --------------------
applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.15 Keeping of Records and Books of Account. The Company shall
                  ---------------------------------------
keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.16 Rule 144A Information. The Company shall, at all times during
                  ---------------------
which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) (or any successor provision thereto) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.16 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

     SECTION 5.17 Future Subsidiaries. In the event the Company shall acquire or
                  -------------------
create a subsidiary or subsidiaries, the Company agrees that the covenants contained in this Article V shall apply to the Company and such subsidiaries on a consolidated basis.

     SECTION 5.18 Observation Rights. So long as MPM Capital (or any successor
                  ------------------
thereto) ("MPM") (or entities affiliated with MPM) owns shares of Series H Convertible Preferred Stock, MPM shall have the right to designate one observer to attend meetings of the Board of Directors (such designee, an "Observer"). The Observer shall not have the right to vote on any matter presented to the Board of Directors. The Company shall give the Observer written notice of each meeting of the Board of Directors at the same time and in the same manner as the members of the Board of Directors receive notice of such meetings, and the Company shall permit the Observer to attend as an observer all meetings of its Board of Directors. The Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors, the Company shall give written notice thereof to the Observer prior to the effective date of such consent. The Company shall provide the Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential. Notwithstanding the foregoing, the Company reserves the right not to provide information and to exclude the Observer from any meeting or portion thereof if the Company believes, as determined in good faith by its Board of Directors, that delivery of such information or attendance at such meeting by the Observer (a) would adversely affect the attorney-client privilege between the Company and its counsel, (b) would violate any fiduciary obligations of the Board of Directors, or (c) would involve a conflict of interest with regard to the Observer, or if the Observer is a direct competitor of the Company. The rights of MPM pursuant to this
Section 5.18 shall terminate on the earlier to occur of (i) twelve months after the consummation of an Initial Public Offering, or (ii) the acquisition (whether by merger or otherwise) of substantially all of the stock or assets of the Company by any entity unaffiliated with the Company.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in
                  --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that in the event the Closing occurs, the Company shall pay the reasonable invoiced, out of pocket fees and expenses, not to exceed an aggregate amount of $40,000, incurred by the Purchasers' attorneys in connection with legal, corporate and patent due diligence.

     SECTION 6.02 Survival of Agreements. All covenants, agreements,
                  ----------------------
representations and warranties made herein or in the Registration Rights Agreement Amendment, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the Registration Rights Agreement Amendment, shall survive the execution and delivery of this Agreement and the Registration Rights Agreement Amendment, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company; provided that all such representations and warranties shall terminate two years from the date they are made.

     SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless
                  ---------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04 Parties in Interest. All representations, covenants and
                  -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

     SECTION 6.05 Notices. All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

     (a) if to the Company, at 371 Phoenixville Pike, Malvern, PA 19355,
Attention: President, with a copy to James A. Lebovitz, Esq., Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103; and

     (b) if to any Purchaser, at the address of such Purchaser set forth in
Schedule I;
----------

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06 Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware.

     SECTION 6.07 Entire Agreement. This Agreement, including the Schedules and
                  ----------------
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.08 Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09 Amendments. This Agreement may be amended or modified, and
                  ----------
provisions hereof may be waived, with the written consent of the Company and the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares. Otherwise this Agreement may not be amended or waived or any provision hereof waived.

     SECTION 6.10 Severability. If any provision of this Agreement shall be
                  ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this
                  --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.12 Certain Defined Term. As used in this Agreement, the following
                  --------------------
term shall have the following meaning (such meaning to be equally applicable to both the singular and plural forms of the term defined):

     "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     SECTION 6.13 Prior Agreements. By their signature below, each of the
                  ----------------
Purchasers who are also parties to that certain Series A Convertible Preferred Stock Purchase Agreement (the "Series A Agreement") between the Company and the purchasers named therein dated as of November 7, 1994, (each, a "Series A Purchaser") and that certain Series B Convertible Preferred Stock Purchase Agreement (the "Series B Agreement") between the Company and the purchasers named therein dated as of March 1, 1996, (each, a "Series B Purchaser"), that certain Series C Convertible Preferred Stock Purchase Agreement (the "Series C Agreement") between the Company and the purchasers named therein dated as of May 1, 1997 (each, a "Series C Purchaser"), that certain Series E Convertible Preferred Stock Purchase Agreement (the "Series E Agreement") between the Company and the purchasers named therein dated as of December 8, 1998 (each, a "Series E Purchaser"), that certain Series F Convertible Preferred Stock Purchase Agreement (the "Series F Agreement") between the Company and the purchaser named therein dated as of July 22, 1999, (the "Series F Purchaser") and that certain Series G Convertible Preferred Stock Purchase Agreement (the "Series G Agreement") between the Company and the Purchasers named therein dated as of January 10, 2000, (each a "Series G Purchaser") hereby (i) waives, except to the extent set forth on Schedule I hereto, the right to purchase shares of
                           ----------
Series H Convertible Preferred Stock sold pursuant to this Agreement. The signature of each Series A Purchaser, Series B Purchaser, Series C Purchaser, Series E Purchaser, Series F Purchaser and Series G Purchaser below shall also constitute such party's agreement to the right of first refusal granted in
Section 5.02 hereof and the termination of Sections 5.02 of the Series A Agreement, the Series B Agreement, the Series C Agreement, the Series E Agreement , the Series F Agreement and the Series G Agreement.

                      [Signature pages follow immediately.]

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                      ADOLOR CORPORATION



                                      By:
                                         -----------------------------
                                      Name:
                                      Title:
[Corporate Seal]

Attest:



---------------------------
Assistant Secretary


                                  PURCHASERS:

                                  MPM BIOVENTURES II, L.P.

                                  By: MPM Asset Management II, L.P.,
                                  its General Partner

                                  By: MPM Asset Management II LLC,
                                  its General Partner


                                  By:
                                      --------------------------------
                                       Name:
                                       Title:

                                  MPM BIOVENTURES II-QP, L.P.

                                  By: MPM Asset Management II, L.P.,
                                  its General Partner

                                  By: MPM Asset Management II LLC,
                                  its General Partner


                                  By:
                                      -------------------------------
                                       Name:
                                       Title:

                                  MPM BIOVENTURES GMBH & CO. PARALLEL-
                                  BETEILIGUNGS KG

                                  By: MPM Asset Management II, L.P.,
                                  its General Partner

                                  By: MPM Asset Management II LLC,
                                  its General Partner


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  ZESIGER CAPITAL GROUP LLC, As Agent and
                                  Attorney-in-fact for City of Milford Pension
                                  & Retirement Fund


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  ZESIGER CAPITAL GROUP LLC, As Agent and
                                  Attorney-in-fact for Norwalk Employees'
                                  Pension Plan


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  ZESIGER CAPITAL GROUP LLC, As Agent and
                                  Attorney-in-fact for Public Employee
                                  Retirement System of Idaho


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  ZESIGER CAPITAL GROUP LLC, As Agent and
                                  Attorney-in-fact for City of Stamford
                                  Firemen's Pension Fund


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  SPECIAL SITUATIONS FUND III LP

                                  By:
                                      ----------------------------------------
                                       Name: David Greenhouse
                                       Title: Managing Director

                                  SPECIAL SITUATIONS CAYMAN FUND L.P.

                                  By:
                                      ----------------------------------------
                                       Name: David Greenhouse
                                       Title: Managing Director

                                  SPECIAL SITUATIONS PRIVATE EQUITY FUND L.P.

                                  By:
                                      ----------------------------------------
                                       Name: David Greenhouse
                                       Title: Managing Director

                                  LOMBARD ODIER & CIE


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  S.R. ONE LIMITED


                                  By:
                                      ----------------------------------------
                                       Name: Brenda D. Gavin
                                       Title: President

                                  WPG ENTERPRISE FUND II, L.L.C.

                                  By: WPG Venture Partners III, L.P., Fund
                                      Investment Advisory Member


                                  By:
                                      ----------------------------------------
                                      Name: Gill Cogan
                                      Title: General Partner

                                  WEISS, PECK & GREER VENTURE ASSOCIATES III,
                                  L.L.C.


                                  By: WPG Venture Partners III, L.P.,
                                  Fund Investment Advisory Member


                                  By:
                                      ----------------------------------------
                                      Name: Gill Cogan
                                      Title: General Partner


                                  ALTA CALIFORNIA PARTNERS, L.P.

                                  By: Alta California Management Partners, LP


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title: General Partner

                                  ALTA EMBARCADERO PARTNERS, LLC

                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title: Member



                                  By:


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                                  ARCH VENTURE FUND, III, L.P.,
                                  a Delaware limited partnership

                                  By:  ARCH VENTURE PARTNERS, L.L.C.,
                                  its General Partner


                                  By:
                                      ----------------------------------------
                                       Name:
                                       Title:

                              DLJ CAPITAL CORPORATION


                              By:
                                  ----------------------------------------
                                   Name:
                                   Title: